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                                                                      EX-99.23.j



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 21, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 12 to Johnson Mutual Funds Trust's Registration Statement on Form N-1A (file No. 33-52970), including the reference to our firm on the back cover of the Prospectus, and the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


         /s/
--------------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 18, 2000